SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 29, 2009
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                Results of Operations and Financial Condition.

On July 29, 2009, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended June 30, 2009.  The press release is attached as Exhibit 99.1 hereto.

For the three and six months ended June 30, 2009, the Company reported a net loss of $7.9 million (or $0.07 per share) and $16.9 million (or $0.16 per share), respectively, on 112.7 and 107.4 million weighted average common shares outstanding, respectively.  As of June 30, 2009, the Company had cash and marketable securities of $23.4 million.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 8.01.                                Other Events.

On July 29, 2009, the Company issued a press release and held a conference call reporting on the results of operations for the quarter ended June 30, 2009 and providing a status update on the Company’s business strategy.

The Company anticipates that its cash outflow for the second half of 2009 will be approximately $13 million, before taking into account any strategic alliances and or financing alternatives.  In addition, as of June 30, 2009, the Company has a $10.3 million loan with Novaquest, a strategic investment group of Quintiles Transnational Corp., which is due and payable on April 30, 2010.  The Company is pursuing restructuring the terms of this loan with Novaquest and assessing alternative means of financing its payment; however, there can be no assurance that any such restructuring will occur or financing alternatives will be obtained.

Estimates of market size and business opportunities included in the press release are based in part on the Company’s analysis of data derived from the following sources, among others: IMS Midas Data MAT, September 2008 (IMS Data); Vermont Oxford Network Data, 2005/2006 (VON Data); Soll, Cochrane Database of Systematic Reviews, 1997, Issue 4 (SC Data); CDC National Vital Statistics, 2005 (CDC NVS); UNICEF Online Data Set, 2005 (UNICEF Data); ZD Associates Primary Market Research, 2009 (ZDA Research); Gdovin, J Peds Pharm & Therapuetics, 2006 (PP&T).  In addition, the Company’s analysis and assumptions take into account estimated patient populations, expected adoption rates of our products, current pricing, economics and anticipated potential pharmaco-economic benefits of the Company’s drug products, if approved.

Following receipt of a Complete Response Letter from the U.S. Food and Drug Administration in April 2009 with respect to Surfaxin for the prevention of Respiratory Distress Syndrome in premature infants, the Company has made fundamental changes in its business strategy.  To secure capital and advance its KL4 surfactant pipeline programs, the Company is seeking to reduce the financial burden on the Company by entering into strategic alliances in all markets, including, the United States.  This change has resulted in an increase in interest among potential partners and the Company is now actively in discussions with certain interested parties.  The Company seeks alliances that potentially provide non-dilutive capital in the form of upfront payments, milestone payments, commercialization royalties, a sharing of research and development expenses, and leveraging the expertise and capabilities of both parties.  Although the Company is hopeful that it can achieve one or more strategic alliances in its key target markets or, in the alternative, obtain alternative financing to continue its operations, there can be no assurance that any such strategic alliance or financing will be achieved.

The Company believes that the current market for surfactants is underserved and constrained by limitations associated with the currently-approved animal-derived surfactant products.  The annual revenue from the current surfactant market is estimated to be approximately $200 million worldwide (IMS Data); however, the Company does not believe that this revenue value is indicative of the RDS revenue opportunity that may be available to the Company.  With its synthetic KL4 surfactant and capillary aerosolization technology platform, the Company plans to potentially displace the animal-derived surfactants and treat many more of the premature infants that currently are not treated with surfactant therapy today.

To avoid the risks associated with surfactant administration, which requires invasive intubation and mechanical ventilation, neonatologists prefer to treat RDS-diagnosed infants with nasal continuous positive air pressure (nCPAP).  Approximately 240,000 low birth weight infants are managed on nCPAP in the U. S. annually (VON Data).  nCPAP may fail in more than 50% (depending on gestational age) (VON Data) of these infants, who will require subsequent intubation and surfactant therapy, resulting in delayed surfactant therapy and potentially less favorable clinical outcomes (SC Data).  As a result, of the more than 500,000 patients at-risk for developing RDS in developed markets worldwide, less than 200,000 are treated with surfactant therapy today, including approximately 80,000 in the United States (VON Data, CDC NVS, UNICEF Data).

Surfaxin LS™, a lyophilized (dry powder) formulation of Surfaxin, is administered in the same manner as Surfaxin and the currently-approved animal-derived surfactants.  However, Surfaxin LS is handled more conveniently than both Surfaxin and the currently-approved animal-derived surfactants and exhibits characteristics that may further improve its clinical performance.  The Company believes that the Surfaxin LS product profile may support a market penetration and a significant price premium relative to today’s standard of care and could, over time, create a potential worldwide annual market opportunity of up to $250 million.

Aerosurf® is a drug-device combination product that delivers the Company’s KL4 surfactant in aerosolized form delivered via nCPAP.  As nCPAP is the preferred method of treating RDS infants, Aerosurf, if approved, for the first time provides an opportunity to deliver surfactant therapy to many more premature infants, potentially significantly expanding the treated patient population.  In addition, because Aerosurf has the potential to reduce the need for mechanical ventilation, which represents a significant hospital cost that can exceed $25,000 per patient (ZDA Research, PP&T), the Company believes that it will be able to establish a new frame of reference for pricing and command a significant price premium for this novel product based on hospital cost savings (average days of mechanical ventilation avoided and reduction in related morbidities).  As such, the Company believes that the potential Aerosurf product profile may, over time, support a potential worldwide annual RDS market opportunity approaching $750 million.

As a result, the Company believes that the combined revenues from Surfaxin LS and Aerosurf have the potential to approach $1 billion for the worldwide annual RDS market opportunity.

Surfaxin LS and Aerosurf are investigational drugs currently under development and are subject to all of the risks and uncertainties associated with development-stage drug product candidates, including whether regulatory development and marketing approvals can be successfully obtained.  Examples of these and other risks and uncertainties are included in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Item 9.01.                                Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated July 29, 2009

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, market opportunities, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Name:	Robert J. Capetola, Ph.D.
Title:	President and Chief Executive Officer

Date:  August 3, 2009